Exhibit 99.2

FireEye Strengthens Leadership Team, Positioning Company for Future Growth

David DeWalt Becomes Executive Chairman, Kevin Mandia Appointed CEO

MILPITAS, Calif. – May 5, 2016 – FireEye, Inc. (NASDAQ: FEYE), the leader in stopping today’s advanced cyber attacks, today announced that Chairman of the Board and Chief Executive Officer David DeWalt will assume the role of executive chairman of the board, and Kevin Mandia, currently FireEye president, will succeed DeWalt as CEO. These leadership changes are among a number of management moves made by FireEye to position the company for future growth.

FireEye also announced that Mandiant President Travis Reese will become president of FireEye and that Chief Financial Officer Mike Berry has been named chief operating officer in addition to his role as chief financial officer.

All of these leadership changes will be effective on June 15, 2016, the day following the FireEye annual shareholder meeting.

The company announced that the FireEye Board of Directors has appointed board member and former Symantec CEO Enrique Salem as lead independent director.

“With these leadership announcements, FireEye has moved to solidify our position in the market today and more importantly, prepare us for growth opportunities going forward,” said DeWalt. “FireEye has succeeded in creating a security company with the innovative solutions and business model necessary to confront advanced cyber risks today and into the future. FireEye stands apart in the security industry with a powerful platform, a differentiated approach to cyber defense and now, an even stronger senior leadership team.”

“FireEye moves forward in 2016 with an exceptionally strong and experienced senior management team and outstanding leaders across all of our functional areas,” said Mandia. “With the combination of FireEye services, intelligence, and products, I believe that our global threat management platform is poised to dominate the future of cybersecurity, and we’ve taken steps to create a senior leadership team that can build on this opportunity.”

In this role as executive chairman, DeWalt will remain active in the company’s operations, working with the management team to increase adoption of the FireEye Threat Management Platform, with a focus on the company’s multi-channel go-to-market strategies. FireEye CEO since November of 2012 and chairman since May of that year, DeWalt grew the business nearly 100 percent every year during his tenure. Under his leadership FireEye expanded its global presence, created a comprehensive suite of security products and services, and launched its innovative security as a service business model. The company also extended its capabilities with the acquisition of a number of companies, including Mandiant, nPulse, iSIGHT and Invotas.

Mandia was named FireEye president in February 2015 and was appointed to the FireEye Board of Directors in February of this year. Mandia previously served as FireEye senior vice president and chief operating officer from December 2013, when FireEye acquired Mandiant, the company he founded in 2004. As CEO of Mandiant, he grew the company to nearly 500 employees with more than $100 million in revenue. Mandiant, widely recognized as the leading provider of security incident management products and services prior to the acquisition, remains the core of the highly successful FireEye consulting business. Mandia has spent more than 20 years in information security and has been on the front lines helping organizations respond to computer security breaches.

“Kevin Mandia is the obvious choice to lead FireEye in the next phase of our journey, as we expand our product and service offerings, extend our reach worldwide, evolve our business, and influence the way the world thinks about cyber security,” said DeWalt. “Kevin was instrumental in bringing FireEye and Mandiant together and in the development of the security solutions, services and delivery models that are core to our strategy today. We are fortunate to have Kevin – one of the security industry’s most powerful and respected voices and most sought-after cyber defense experts – as a member of our executive leadership team. Kevin and I share a common vision for FireEye and our industry, and I look forward to supporting him in his new role as FireEye CEO.”

Reese, who joined FireEye when the company acquired Mandiant, had served as Mandiant’s president and chief operating officer. He previously supported some of the most sensitive programs in the national intelligence and defense communities.

Berry led finance and other operations for a number of technology companies before joining FireEye in September 2015. Berry has played an essential role in the strengthening of FireEye’s financial infrastructure and the global operations in support of the company’s plans to evolve and scale its business.

A FireEye board director since February 2013, Salem was president, chief executive officer and a director of Symantec Corporation from April 2009 until July 2012. He has been a managing director of Bain Capital Ventures since July 2014.

“I am passionate about combatting today’s increasingly complex and widespread cyber threats, and I’m excited by this opportunity to take the battle to a new level as CEO of FireEye,” said Mandia. “Dave and our management team have succeeded in creating a security company with the technology, intelligence and expertise necessary to confront today’s advanced cyber risks. With today’s leadership announcements, I believe we’ve positioned FireEye for even great success in the future.”

About FireEye, Inc.

FireEye has invented a purpose-built, virtual machine-based security platform that provides real-time threat protection to enterprises and governments worldwide against the next generation of cyber attacks. These highly sophisticated cyber attacks easily circumvent traditional signature-based defenses, such as next-generation firewalls, IPS, anti-virus, and gateways. The FireEye Threat Prevention Platform provides real-time, dynamic threat protection without the use of signatures to protect an organization across the primary threat vectors and across the different stages of an attack life cycle. The core of the FireEye platform is a virtual execution engine, complemented by dynamic threat intelligence, to identify and block cyber attacks in real time. FireEye has over 4,700 customers across 67 countries, including more than 730 of the Forbes Global 2000.

Forward-Looking Statements

This press release contains forward-looking statements, including statements related to FireEye’s management succession plan, growth opportunities and competitive position. These forward-looking statements involve risks and uncertainties, as well as assumptions which, if they do not fully materialize or prove incorrect, could cause FireEye’s results to differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, customer demand and adoption of FireEye’s products and services; real or perceived defects, errors or vulnerabilities in FireEye’s products or services; FireEye’s ability to react to trends and challenges in its business and the markets in which it operates; FireEye’s ability to anticipate market needs or develop new or enhanced products and services to meet those needs; FireEye’s ability to hire and retain critical executives and key employees; FireEye’s ability to maintain a strong leadership team; FireEye’s ability to attract new and retain existing customers and expand and train its sales force; and general market, political, economic, and business conditions, as well as those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in FireEye’s Form 10-K filed with the Securities and Exchange Commission on February 26, 2016, which is available on the Investor Relations section of FireEye’s website at investors.fireeye.com and on the SEC website at www.sec.gov. All forward-looking statements in this press release are based on information available to the company as of the date hereof, and FireEye does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

© 2016 FireEye, Inc. All rights reserved. FireEye, Mandiant, nPulse, iSIGHT and Invotas are registered trademarks or trademarks of FireEye, Inc. in the United States and other countries. All other brands, products or service names are or may be trademarks or service marks of their respective owners.